UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 or l5(d) of the
Securities Exchange Act of l934

August 17, 2018 (May 8, 2018)
Date of report (Date of earliest event reported)

SP PLUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Effective immediately following the SP Plus Corporation (the “Company”) Annual Meeting of Stockholders held on May 8, 2018, the five non-executive directors who were elected to the Board of Directors (the “Board”) were assigned to four committees to serve until the Company’s 2019 Annual Meeting of Stockholders or until removed by Board resolution. These committee assignments are as follows:

AUDIT COMMITTEE

Alice M. Peterson-Chair
Gregory A. Reid
Douglas R. Waggoner

COMPENSATION COMMITTEE

Wyman T. Roberts-Chair
Karen M. Garrison
Gregory A. Reid

EXECUTIVE COMMITTEE

Karen M. Garrison-Chair
Alice M. Peterson
Wyman T. Roberts

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Karen M. Garrison-Chair
Douglas R. Waggoner
Wyman T. Roberts

The Board limits membership on the Audit Committee, the Compensation Committee, Executive Committee, and the Nominating & Corporate Governance Committee to independent directors, and all directors serving on these committees have been determined by the Board to be independent under the applicable NASDAQ listing rules and under the Company’s Governance Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: August 17, 2018	By: /s/ VANCE C. JOHNSTON
Vance C. Johnston, Chief Financial Officer and Treasurer